SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 4, 2013

NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12222 Merit Drive, Suite 1850

Dallas, Texas 75251
(Address of principal executive office)

972-770-4700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Compensatory Arrangements of Certain Officers.

Amendment No. 1 to 2013 Equity Incentive Plan

The Board of Directors (the “Board”) of NYTEX Energy Holdings, Inc. (“NYTEX,” or the “Company”) has adopted Amendment No. 1 to the 2013 Equity Incentive Plan (the “Plan”).  As previously filed on Form 8-K, this Plan is intended to encourage ownership of  NYTEX common stock by officers, employees, consultants, and directors of the Company and its affiliates and to provide additional incentive for them to promote the success of the Company’s business.  The Plan allows for the grant of equity based awards including non-statutory stock options, incentive stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, or any other type of award permitted under the Plan.

Amendment No. 1 to the Plan adjusts the aggregate number of shares of NYTEX common stock reserved for issuance under the Plan from 20,000,000 shares to 5,000,000 shares.   A copy of Amendment No. 1 to the Plan is attached hereto as Exhibit 10.1.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1                              Amendment No. 1 to the 2013 Equity Incentive Plan of NYTEX Energy Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2013	NYTEX ENERGY HOLDINGS, INC.

/s/ Bryan A. Sinclair
Bryan A. Sinclair,
Vice President and CFO